CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                         INTERACTIVE MEDIA (N.Y.) CORP.

                Under Section 805 of the Business Corporation Law


     THE UNDERSIGNED, being the President and the Secretary of INTERACTIVE MEDIA (N.Y.) CORP., a corporation organized under and by virtue of the Business Corporation Law of the State of New York, DO HEREBY CERTIFY:

     1. The name of the corporation is: INTERACTIVE MEDIA (N.Y.) CORP. ("the Corporation").


     2. The Certificate of Incorporation of the Corporation was filed with the New York State Department of State on December 24, 1991.


     3. The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation Paragraph 1 is amended to read as follows:

         "1. The name of the Corporation is BARNES HOLDING CORPORATION."


     4. This amendment was duly adopted in accordance with the provisions of Section 803(a) of the New York Business Corporation Law by the Unanimous Written Consent of the Board of Directors of the Corporation and Unanimous Written Consent of the Shareholders of the Corporation.


     IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been subscribed to this 10th day of March, 1995 by the undersigned, who affirm that the statements made herein are true under penalties of perjury.


                                               s/ DAVID CHAMANDY
                                               ---------------------------------
                                               David Chamandy, President



                                               s/ NICHOLAS PAINE
                                               ---------------------------------
                                               Nicholas Paine, Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                          INTERACTIVE MEDIA (NY) CORP.

     Under Section 402 of the Business Corporation Law

       IT IS HEREBY CERTIFIED:


     1. The name of the Corporation is Interactive Media (NY) Corp.

     2. The purposes for which it is formed are:

        To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law; provided, however, that the corporation is not formed to engage in any activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     3. The number of shares which the Corporation shall have the authority to issue is 200, all of one class without par value.

     4. The principal office of the Corporation is to be located in the County of Erie and State of New York.

     5. The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

               The Corporation
               c/o Teleclassifieds
               181 Carlaw Avenue, Suite 309
               Toronto, Ontario, Canada M4M 2S1

     IN WITNESS WHEREOF, this Certificate has been subscribed to this 20th day of December, 1991 by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.


                                        /s/ Candace Lynn Bell
                                        ----------------------------
                                        Candace Lynn Bell
                                        Sole Incorporator
                                        120 Delaware Avenue
                                        Buffalo, NY 14202

                          CERTIFICATE OF INCORPORATION

                                      -OF-

                          INTERACTIVE MEDIA (NY) CORP.










                                    Filed by:
                                 Kavinoky & Cook
                               120 Delaware Avenue
                             Buffalo, New York 14202